EXHIBIT 99.1

Wisconsin University Selects OMNIQ’s AI Access-Control Technology to Strengthen Campus Safety and Efficiency

SALT LAKE CITY, Nov. 04, 2025 (GLOBE NEWSWIRE) -- OMNIQ CORP. (OTCMKTS: OMQS) (“OMNIQ” or “the Company”), a leader in AI-based computer vision and data intelligence, is chosen by a public research university in Wisconsin to implement advanced access-control technology across campus facilities and parking areas.

The project aims to support safer, more efficient daily operations through automated credentialing, role-based permissions, and centralized management. Serving approximately 50,000 students and 27,000 faculty and staff, the university joins a growing number of higher-education institutions adopting OMNIQ systems to enhance visibility and control in complex environments.

This automation reduces waiting times, limits the need for on-site attendants, and eliminates the costs and errors associated with printed credentials. By streamlining vehicle entry and exit, campuses can improve traffic flow, reduce congestion, and reallocate staff to higher-value tasks while maintaining consistent, secure control of parking facilities. Improved efficiency at entry points also brings a measurable security advantage, ensuring every vehicle movement is logged, verified, and auditable.

According to official data, Milwaukee reported about 6,300 vehicle thefts in 2024, a slight increase from the previous year. Monitoring vehicle entry and exit points has become an increasingly important part of campus security, helping institutions reduce unauthorized access and improve safety in high-traffic parking areas. OMNIQ’s access-control platform supports these efforts through precise zone management, real-time alerts, and integration options for license-plate recognition and parking analytics.

“Our goal is to make daily life on campus safe and run smoother for the people who live and work there. Real solutions should fit naturally into how people already move, park, and work,” said CEO of OMNIQ, Shai Lustgarten.

The systems are built with strict data-privacy and security standards. All vehicle and access data are processed within secure, private networks that prevent unauthorized access or external sharing. The platform supports role-based permissions, audit logs, and defined data-retention policies, giving institutions full visibility and control over how information is used and stored.

ABOUT OMNIQ

At OMNIQ CORP. (commonly referred to as omniQ) We use patented and proprietary artificial intelligence (AI) technology to deliver machine vision image processing solutions, including data collection, real-time surveillance, and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications.

The technology and services we provide help our clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

Our principal solutions include hardware, software, communications, and automated management services, technical service, and support. Our highly tenured team of professionals has the knowledge and expertise to simplify the integration process for our customers. We deliver practical problem-solving solutions backed by numerous customer references.

Our customers include government agencies, healthcare, universities, airports, municipalities and more. We currently engage with several billion-dollar markets with double-digit growth, including the Global Safe City market and the Ticketless Safe Parking market.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Contact
IR@OMNIQ.COM